                                                         Exhibit 23.1

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated May 14, 1996 appearing on page 15 of Silicon Valley Research, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996. We also consent to the references to us under the heading "Experts" in such Prospectus.


PRICE WATERHOUSE LLP
San Jose, California
May 5, 1997